Exhibit 99.1

SG Blocks Reports First Quarter 2022 Financial Results

– Q1 Revenue was $8.6 Million, Gross Income $2.5 Million and Net Income $0.5 Million –

– Construction Pipeline Totals $750 Million, Including ~ 4,200 Residential Development Units –

– Company Projects Positive Cash Flow for 2022 –

– Management to Host Conference Call Today at 4:30 p.m. ET –

JACKSONVILLE. – May 23rd, 2022 -- SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of modular structures, today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights:

•	Revenue for the first quarter of 2022 was $8.6 million compared to $9.2 million for the first quarter of 2021. Gross profit was $2.5 million compared to $0.6 million in the first quarter 2021.

•	Cash and cash equivalents totaled $13.1 million at March 31, 2022.

•	SG Blocks had 11 projects under contract with a construction backlog that is valued at approximately $7.7 million at March 31, 2022. The Company’s backlog does not include any projects related to SG Development Corp. and does not include ongoing medical testing.

•	SGB DevCorp.’s construction pipeline $750 million, including an active residential development pipeline of approximately 4,200 units at March 31, 2022.

First Quarter 2022 Operational Highlights

•	Selected by HTR Investors for a Design Build contract that is expected lead to 150 “glamping” style units for placement at interactive, unique, experiential properties around the U.S.
•	Listed Lago Vista, a 58 acre fully entitled development parcel located outside Austin, TX, for sale for $15 million.
•	Completed purchase of “McLean mixed-use” site in Durant, OK, a 114 acre parcel on which the Company plans to build no less than 300 residential units and 680,000 sq ft of industrial manufacturing space, some to be operated by SG Blocks and others built for 3rd parties.
•	SG Blocks led Moliving’s seed round, the world’s first luxury nomadic hospitality solution to offer hoteliers and landowners the opportunity to adjust room inventory to match demand in real time with minimal disruption to the environment. SG Blocks is contracted to build 60 units for Moliving’s flagship hotel, Moliving at Hurley House, in the progressively popular Hudson Valley, scheduled to open this summer. An additional five locations are expected to open in 2023, providing SG Blocks with a pipeline of approximately 400 standalone units. SG Blocks CEO Paul Galvin has also joined Moliving’s Board of Directors.
•	Received approval to buy and build a 114,000 square foot manufacturing facility on 33 acres in St. Marys, GA to support the Company’s 1,286 acre water-front Cumberland Inlet development project. SG Development Company continues to actively pursue properties and prospects in the Southeast that will be serviced from St. Mary’s.
•	Signed a ten year exclusive distribution agreement with Sanitec Industries LLC, a sustainable waste management company that is the global patent holder for the Sanitec Microwave Healthcare Waste Disinfection System™ that shreds and disinfects biomedical waste.
•	The Company’s SG ECHO subsidiary announced its largest contract to date, valued at ~$6 million. The contract for more than 100 units are scheduled to be delivered by the end of Q2 2022.

Paul Galvin, Chairman and Chief Executive Officer of SG Blocks, commented, “SG Blocks had a good first quarter with strong revenue, gross profit and positive net income. Revenue was $8.6 million and gross profit expanded to $2.5 million compared to $0.6 million last year.”

“We ended the quarter with $13.1 million in cash, and combined with healthy activity in the sale of Lago Vista, we believe that we’re well funded to support our cash needs. We’re also still exploring the sale of a minority stake of SGB DevCorp. after launching this subsidiary in the first quarter of 2021 and building its current 4200 residential unit pipeline organically over the last year. Both of these corporate actions are good examples of the many paths that property development can take to raise capital without shareholder dilution. None of the above activities will increase our share count from the 12 million shares currently outstanding.”

“Looking ahead, we expect to have five projects start up in the next twelve months. Beginning this summer, these plans include construction on our second manufacturing facility in Waldron, OK, which is expected to begin operations by fulfilling the Moliving contract. Also in 2022, we plan to begin construction on the St. Mary’s manufacturing facility to support the build out of the Cumberland Inlet project, which itself is expected to begin Phase 1 construction of 1,200 residential units in April 2023. After that, the start of construction is scheduled for Q2 2023 for the McLean manufacturing facility, our third and  fourth factories, and the McLean residential development that is planned to cover approximately half a million square feet of multifamily housing with 300 units, as well as the start up of construction on the Norman Berry ll, a 130-unit multi-family, moderate income project in Fulton, Georgia. We’ve been planning these projects for several years and are excited about their launch and the revenue they’re projected to generate for SG Blocks, which we expect to lead to the Company being cash flow positive for all of 2022,” concluded Mr. Galvin.

Financial Results for the Three Months Ended March 31, 2022

Revenue for the first quarter 2022 was $8.6 million, a decrease of 6.5% compared to $9.2 million for the first quarter of 2021, which included higher construction services revenue generated from legacy projects. Revenue for the medical segment was $6.9 million, a 15% year-over-year increase.

Total gross profit for the first quarter of 2022 reached $2.5 million compared to $0.6 million in the first quarter of 2021. The gross profit margin increased to 28.9% compared to 6.1% for the three months ended March 31, 2021.

Operating expenses for the first quarter of 2022 were $2.1 million, an increase of 23.5% compared to $1.7 million in the first quarter of 2021. General and administrative expenses declined slightly to $0.8 million compared to the year ago period. Payroll and related expenses increased to $1.1 million, which includes stock-based compensation expense of $0.6 million.

Operating profit was $0.4 million compared to a loss of $1.2 million in the first quarter last year. Net profit was $0.5 million compared to a net loss of $1.1 million in the first quarter of 2021.

Adjusted EBITDA for the first quarter of 2022 was $0.2 million compared to a loss of $1.5 million in the first quarter of 2021, primarily due to a decrease in net loss compared to the 2021.

Balance Sheet Highlights

As of March 31, 2022, cash and cash equivalents totaled $13.1 million, total assets were $38.0 million and shareholders equity was $21.6 million. Long term debt was $0.8 million at quarter end.

Conference Call Information

SG Blocks will host a conference call on Monday, May 23, 2022 at 4:30 p.m. ET to discuss its financial results for the first quarter of 2022.

Date: Monday, May 23, 2022

Time: 4:30 p.m. ET / 1:30 p.m. PT

Toll Free: 1-877-407-9716

International: 1-201-493-6779

Conference ID: 13730297

Additionally, a webcast of the conference call will be broadcast live and available for replay at the Investors section of the Company’s website at www.sgblocks.com or by following this link: https://viavid.webcasts.com/starthere.jsp?ei=1549472&tp_key=f395862831

A replay of the conference call will be available after 7:30 p.m. Eastern time through Monday, June 6, 2022, 11:59 PM ET.

Toll Free: 1-844-512-2921

International: 1-412-317-6671

Replay Pin Number: 13730297

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax benefit (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s financial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), or any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures because of certain limitations, including, but not limited to: i) they do not reflect the Company’s cash outlays for capital expenditures; They do not reflect changes in, or cash requirements for, working capital; and Although depreciation and amortization are non-cash charges, the assets are being depreciated and amortized and may have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net loss	$(717,177)	$(2,033,877)
Addback interest expense	48,849	363
Addback interest income	(12,783)	(17,470)
Addback depreciation and amortization	156,845	141,793
EBITDA (non-GAAP)	(524,266)	(1,909,191)
Addback litigation expense	114,383	81,219
Addback stock compensation expense	649,089	286,186
Adjusted EBITDA (non-GAAP)	$239,206	$(1,541,786)

In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same or similar to some of the adjustments made in our calculations, and our presentation of EBITDA and Adjusted EBITDA should not be construed to mean that our future results will be unaffected by such adjustment. Management compensates for these limitations by using EBITDA and Adjusted EBITDA as supplemental financial metrics and in conjunction with our results prepared in accordance with GAAP. The non-GAAP information should be read in conjunction with our consolidated financial statements and related notes.

About SG Blocks:

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteelTM, the structural core and shell of an SG Blocks building, and then is customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and include statements regarding the Design Build contract with HTR Investors leading to 150 “glamping” style units for placement at interactive, unique, experiential properties around the U.S., plans to build no less than 300 residential units and 680,000 sq ft of industrial manufacturing space  at the “McLean mixed-use” site in Durant, OK, Moliving at Hurley House opening this summer, an additional five Moliving locations opening in 2023 providing SG Blocks with a pipeline of approximately 400 standalone units, the Company being well funded to support its cash needs, the minority stake of SGB DevCorp. being  worth between $20 - $30 million, having five projects start up in under twelve months, constructing the Company’s second manufacturing facility in Waldron, OK and beginning operations by fulfilling the Moliving contract, the start of construction being scheduled for Q1 2023 for the McLean manufacturing facility, the Company’s second factory, the McLean residential development that is planned to cover approximately half a million square feet of multifamily housing with 300 units, and the Norman Berry ll, a 130-unit multi-family, moderate income project in Fulton, Georgia, beginning construction on the St. Mary’s manufacturing facility in [add date], the Cumberland Inlet project beginning Phase 1 construction of 1,200 residential units in April 2023, the revenue to be generated by the Company’s projects and the Company being cash flow positive for all of 2022.. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others,  the Company’s ability to place 150 “glamping” style units at properties around the U.S. under the Design Build contract with HTR Investors, the Company’s ability to build no less than 300 residential units and 680,000 sq ft of industrial manufacturing space at the “McLean mixed-use” site in Durant, OK, the Company’s ability to secure a pipeline of approximately 400 standalone units from Moliving, the Company’s ability to support its cash needs, the Company’s ability to sell a minority stake in SGB DevCorp. for between $20 - $30 million, the Company’s ability to start up five projects in under twelve months, the Company’s ability to construct the Company’s second manufacturing facility in Waldron, OK and begin operations by fulfilling the Moliving contract, the Company’s ability to start construction in Q1 2023 for the McLean manufacturing facility, the Company’s second factory, the McLean residential development with approximately half a million square feet of multifamily housing with 300 units, and the Norman Berry ll 130-unit multi-family, moderate income project in Fulton, Georgia, the Company’s ability to begin construction on the St. Mary’s manufacturing facility in [add date], the Company’s ability to begin Phase 1 construction the Cumberland Inlet project of 1,200 residential units in April 2023, the Company’s ability to generate revenue from the Company’s projects, the Company’s ability to become cash flow positive for all of 2022, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Contacts:

investors@sgblocks.com

PCG Advisory

Stephanie Prince

(646) 863-6341

sprince@pcgadvisory.com

- Tables Follow –

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,146,418	$13,024,381
Accounts receivable, net	2,424,501	2,917,646
Contract assets	133,395	41,916
Held for sale assets	4,392,541	-
Inventories	1,054,342	1,273,825
Prepaid expenses and other current assets	784,871	656,279
Total current assets	21,119,657	17,914,047

Property, plant and equipment, net	4,080,852	6,839,943
Project development costs and other non-current assets	449,961	923,172
Goodwill	1,309,330	1,309,330
Right-of-use asset	2,902,284	1,210,053
Long-term note receivable	829,384	720,137
Intangible assets, net	2,053,410	2,095,232
Deferred contract costs, net	101,963	112,159
Investment in non-marketable securities	700,000	200,000
Investment in and advances to equity affiliates	3,599,945	3,599,945
Total Assets	$37,963,197	$34,924,018

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,475,882	$7,568,851
Contract liabilities	5,205,712	1,437,579
Lease liability, current maturities	481,223	337,469
Due to affiliates	-	264,451
Assumed liability	5,795	5,795
Short term note payable, net	1,984,902	1,971,960
Total current liabilities	13,153,514	11,586,105

Long-term note payable	750,000	750,000
Lease liability, net of current maturities	2,427,080	872,124
Total liabilities	16,330,594	13,208,229

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding
Common stock, $0.01 par value, 25,000,000 shares authorized; 12,006,873 issued and outstanding as of March 31, 2022 and 11,986,873 issued and outstanding as of December 31, 2021	120,069	119,869
Additional paid-in capital	54,030,295	53,341,405
Accumulated deficit	(33,826,401	(33,109,220)
Total SG Blocks, Inc. stockholders’ equity	20,323,963	20,352,054
Non-controlling interest	1,308,640	1,363,735
Total stockholders’ equity	21,632,603	21,715,789
Total Liabilities and Stockholders’ Equity	$37,963,197	$34,924,018

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021
	(Unaudited)
Revenue:
Construction services	$1,668,384	$3,137,715
Engineering services	50,386	93,949
Medical revenue	6,885,828	5,955,963
Total	8,604,598	9,187,627

Cost of revenue:
Construction services	1,677,560	4,093,540
Engineering services	43,153	9,770
Medical revenue	4,397,450	4,527,692
Total	6,118,163	8,631,002

Gross profit	2,486,435	556,625

Operating expenses:
Payroll and related expenses	1,144,187	827,522
General and administrative expenses	780,021	809,800
Marketing and business development expense	143,335	70,627
Pre-project expenses	-	10,133
Total	2,067,543	1,718,082

Operating profit/(loss)	418,892	(1,161,457)

Other income (expense):
Interest expense	(48,849)	(363)
Interest income	12,783	17,470
Other income	118,902	-
Total	82,836	17,107

Income (loss) before income taxes	501,728	(1,144,350)
Income tax expense	-	-

Income (loss)	501,728	(1,144,350)

Add: net income attributable to noncontrolling interests	1,218,905	889,527
Net loss attributable to common stockholders of SG Blocks, Inc.	$(717,177)	$(2,033,877)

Net loss per share attributable to SG Blocks, Inc.
Basic and diluted	$(0.06)	$(0.23)

Weighted average shares outstanding:
Basic and diluted	11,998,334	8,744,469

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended 31-Mar-22	For the Three Months Ended 31-Mar-21
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$501,728	$(1,144,350)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	104,825	91,190
Amortization of intangible assets	41,823	40,407
Amortization of deferred license costs	10,196	10,196
Amortization of Debt Issuance Costs	8,628	-
Bad Debt Expense	7,024	-
Interest income on long-term note receivable	(9,247)	(9,247)
Stock-based compensation	689,090	286,186
Loss on asset disposal	241	-
Changes in operating assets and liabilities:
Accounts receivable	486,117	(581,299)
Contract assets	3,768,133	(599,441)
Inventories	219,483	(155,935)
Prepaid expenses and other current assets	(128,592)	(679,540)
Right of use asset	109,308	97,846
Accounts payable and accrued expenses	(2,092,971)	(2,062,776)
Contract liabilities	(91,479)	(641,412)
Due to affiliates	(264,451)	(863,151)
Lease liability	(102,829)	(97,342)
Net cash provided by (used in) operating activities	3,257,027	(2,183,116)

Cash flows from investing activities:
Purchase of property, plant and equipment	(922,865)	(862,090)
Purchase of intangible asset	-	(42,500)
Proceeds from sale of equipment	760	-
Repayment of promissory note	(100,000)	-
Payment on assumed liability of acquired assets	-	(85,798)
Project Development Costs	(338,885)	-
Investment in non-marketable securities	(500,000)	-
Net cash (used in) investing activities	(1,860,990)	(990,388)

Cash flows from financing activities:
Proceeds from conversion of warrants to common stock	-	703,438
Distribution paid to NCI	(1,274,000)	-
Net cash (used in) provided by financing activities	(1,274,000)	703,438

Net increase (decrease) in cash and cash equivalents	122,037	(2,470,066)

Cash and cash equivalents - beginning of period	13,024,381	13,010,356

Cash and cash equivalents - end of period	$13,146,418	$10,540,290